UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 1, 2009

Mass Hysteria Entertainment Company, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-146517	20-3107499
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5555 Melrose Avenue, Swanson Building
Suite 400
Hollywood, CA 90038
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(323) 956-8388
 (ISSUER TELEPHONE NUMBER)

121 Interpark Blvd., Suite 1204
San Antonio, Texas 78216
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2009, we entered into an employment agreement with Pat Proft (the “Employment Agreement”) to hire him as our Senior VP of Comedy.  His role is to help produce our movies and videos.  Per the terms of his engagement, Mr. Proft will receive 200,000 shares of our common stock and be paid $10,000 per month for a minimum of 1 year.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

In connection with the Employment Agreement, the Company issued 200,000 shares of common stock to Pat Proft as compensation for services under the Employment Agreement.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 1, 2009, Pat Proft was appointed as the Company's Senior VP of Comedy.  As of the date of this filing, Mr. Proft has not been appointed to any committee of the board of directors.

Mr. Pat Proft, Senior VP of Comedy

Mr. Proft has worked in the movie industry for almost thirty years.  He is an American comedy writer and actor.  Before Mr. Proft started writing for television and movies, he worked as an actor, comic and radio D.J.  He performed revue comedy and stand-up at: Kentucky Fried Theater, The Comedy Store, Dudley Riggs Brave New Workshop, Comedy Store, Improv, and Chanhassen Dinner Theater.

Pat also worked as a comedy performer on many television shows including: Van Dyke and Co., Smothers Brothers Show, and was a regular cast member of Detective School and Madhouse 90!

In the mid-1970s, he began writing for television and films. Mr. Proft's screenplays usually rely heavily on slapstick action, wisecracks and non-sequitur-laced absurdist dialogue.  He has written numerous films, but has only directed one, Wrongfully Accused, which starred Leslie Nielsen.

Mr. Proft has entered into an Employment Agreement with us and it is substantially summarized in Item 1.01, above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Mass Hysteria Entertainment, Inc.

Daniel Grodnik
Daniel Grodnik Mass Hysteria Entertainment, Inc. President

Dated: September 14, 2009

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